UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  August 8, 2017

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 8, 2017, Supreme Industries, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wabash National Corporation (“Parent”) and Redhawk Acquisition Corporation, a wholly owned subsidiary of Parent (“Merger Sub”), for the acquisition of the Company by Parent.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of Class A common stock, par value $0.10 per share and Class B common stock, par value $0.10 per share, of the Company (collectively, the “Shares”), at a purchase price of $21.00 per Share in cash (the “Offer Price”), without interest.  The Offer will initially expire at 12:01 a.m. (New York City time) on the date that is twenty-six (26) business days following the commencement of the Offer.  Under certain circumstances, Merger Sub may be required to extend the Offer on one or more occasions in accordance with the terms set forth in the Merger Agreement and the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”).  Merger Sub will not be required to extend the Offer beyond the End Date (as defined below), and may not extend the Offer beyond the End Date without the prior written consent of Supreme.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including that the number of Shares validly tendered in the Offer and not properly withdrawn prior to the expiration of the Offer, together with the number of Shares, if any, then owned by Parent, Merger Sub and any subsidiary or affiliate of the Company or Merger Sub, taken as a whole (but excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” as defined in Section 251(h) of the Delaware Generation Corporation Law by the depositary for the Offer pursuant to such procedures), constitutes at least one Share more than one-half (1/2) of all Shares outstanding as of the consummation of the Offer (the “Minimum Tender Condition”).

As soon as practicable following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent.  Merger Sub will effect the Merger after consummation of the Offer pursuant to Section 251(h) of the Delaware Generation Corporation Law.  At the effective time of the Merger, the Shares not purchased pursuant to the Offer (other than Shares held by Parent, the Company, Merger Sub or any of their respective wholly owned subsidiaries or by stockholders of the Company who have perfected their statutory rights of appraisal under Delaware law) will each be converted into the right to receive an amount in cash equal to the Offer Price, without interest, subject to any required withholding of taxes.

The Merger Agreement contains customary representations and warranties of the Company, Parent and Merger Sub.  Additionally, the Merger Agreement contains customary pre-closing covenants, including covenants requiring the Company to (i) conduct its business in the ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve its assets, relationships, and to retain the services of its key officers and employees, and (iii) take no action that would adversely affect or materially delay regulatory approval. The Merger Agreement provides that each party will use reasonable best efforts to take all actions reasonably necessary, proper or advisable to consummate the Offer and Merger and the other transactions contemplated by the Merger Agreement.  The Company has also agreed, subject to applicable law, not to take certain actions during the period prior to closing without Parent’s consent, which consent shall not be unreasonably withheld, delayed or conditioned, including entry into certain agreements, certain capital expenditures and making of certain payments.  In addition the Merger Agreement requires that the Company covenant to not solicit proposals relating to alternative transactions, waive any standstill agreement or, subject to certain exceptions, enter into discussions concerning or provide non-public information in connection with alternative transactions.  However, the Company may seek clarification of any of the terms and conditions of an acquisition proposal it receives and, if the board of directors of the Company determines in good faith, after consultation with legal counsel and financial advisors, that such acquisition proposal would reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement) and, after consultation with legal counsel, that the failure to take such action would reasonably be expected to result in a breach of the directors’ fiduciary duties to the stockholders of the Company under applicable law, may provide information to, and enter into discussions or negotiations with, third parties with respect to such unsolicited acquisition proposal. The Merger Agreement also provides that the Board of Directors of the Company may not withdraw or change its recommendation of the Offer, approve or recommend any alternative acquisition proposal or enter into any agreement with respect to any alternative acquisition proposal unless the Board determines in good faith (after consultation with legal and financial advisors) that an alternative acquisition proposal constitutes a Superior Proposal, or that certain material events or circumstances relating to the business prospects of the Company have occurred, but only if (A) the Board determines in good faith (after consultation with legal advisors) that the failure to take such action would reasonably be expected to result in a breach of its fiduciary duties to the stockholders under applicable law, (B) the Board provides Parent with at least four business days’ advance written notice (provided however, that during the five business days prior to the initial expiration date of the Offer, the period for notice shall be reduced to two business days), and (C) during such four business day period (or, where applicable, such two business day period) the Board negotiates in good faith with Parent on an amendment to the Merger Agreement so as to enable the Board to proceed with its recommendation of the Merger Agreement.

Consummation of the Offer is subject to customary conditions, including, among others, the Minimum Tender Condition, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the completion of a marketing period for Parent’s financing, the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) or governmental order delaying or preventing the acceptance of the Shares or otherwise prohibiting the transaction, performance by the Company of its covenants and the continued accuracy of representations and warranties, subject to certain materiality standards. Consummation of the Offer and Merger are not subject to a financing condition.

The Merger Agreement also provides for certain mutual termination rights of Parent and the Company, including the right of either party to terminate the Merger Agreement if the Offer is not consummated by November 6, 2017 (the “End Date”), subject to extension for thirty (30) days if all conditions to the Offer have been satisfied or waived (other than those conditions that by their nature can only be satisfied at the expiration of the Offer, provided that such conditions are reasonably capable of being satisfied) other than the applicable waiting period under the HSR Act having expired or been terminated.  Either party may also terminate the Merger Agreement if there shall be any applicable law that makes consummation of the Offer or Merger illegal or otherwise prohibited or a final non-appealable order of a governmental authority of competent jurisdiction restraining or otherwise prohibiting consummation of the transactions contemplated under the Merger Agreement.

In addition, Parent may terminate the Merger Agreement if the Company’s board of directors withdraws, modifies or changes its recommendation of the Offer or Merger in a manner adverse to Parent or Merger Sub, or the Company breaches its nonsolicitation obligations in any material respect.  If the Merger Agreement is terminated by Parent under these circumstances, then the Company shall be obligated to pay Parent a fee equal to $12,751,000 (the “Company Termination Fee”).  The Company may also terminate the Merger Agreement prior to consummation of the Offer if the Company’s board of directors decides to do so in order to enter into an agreement to effect a transaction it deems to be Superior Proposal, subject to payment of the Company Termination Fee. Further, if a third party has made certain proposals to acquire the Company and the Merger Agreement is terminated (i) by Parent or the Company if the Merger has not been consummated by the End Date or (ii) by Parent due to an incurable material breach by the Company, and within 12 months of such termination, the Company consummates an acquisition proposal, then the Company shall be obligated to pay the Company Termination Fee.

If the Company terminates the Merger Agreement due to an incurable material breach by Parent, or if the Merger Sub fails to consummate the Offer when all conditions thereto are met, then Parent may be liable to pay the Company a fee of $20,037,000 as liquidated damages (or the Company may seek other damages or specific performance in lieu thereof).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

Tender and Voting Agreements

Concurrently with the execution of the Merger Agreement, each of the executive officers and directors of the Company and certain of the holders of the Company’s Class B common stock entered into Tender and Voting Agreements (the “Tender and Voting Agreements”) with Parent and Merger Sub.  Pursuant to the Tender and Voting Agreements, each of the signatories agreed to, among other things, tender, and not withdraw, their Shares in the Offer and, if necessary, vote their shares in favor of the Merger and against any alternative acquisition proposal.  As of August 8, 2017, approximately 19% of the Company’s total outstanding Shares are subject to the Tender and Voting Agreements. The Tender and Voting Agreements terminate upon certain events, including any termination of the Merger Agreement in accordance with its terms and amendments to the Offer or Merger that reduce the Offer Price or change the form of consideration payable in the Offer or the Merger.

The foregoing description of the Tender and Voting Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Form of Tender and Voting Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Each of the Merger Agreement and the Tender and Voting Agreements has been included to provide investors with information regarding its terms.  None is intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Merger Agreement and the Tender and Voting Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under these agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement and the Tender and Voting Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2017, William J. Barrett and the Company entered into Amendment Number Two to Employment Contract (the “Barrett Amendment”) regarding termination of Mr. Barrett’s employment with the Company upon the closing of the Merger.

Pursuant to the Barrett Amendment, in connection with the termination of his employment, Mr. Barrett shall receive severance payments and benefits equal to $1,936,915 (the “Barrett Severance Amount”), which value shall be allocated as follows:

a.              an amount equal to $540,000 in the aggregate (or $108,000 per annum) in the form of the continued payment of base salary;

b.              an amount equal to $1,004,620 in the aggregate (or $200,924 per annum) in the form of the continued payment of a pre-tax bonus; and

c.               an amount equal to $392,295 in the aggregate in the form of the continued provision of fringe benefits, including $33,236 in respect of medical benefits, $280,112 in respect of insurance, $25,000 in respect of dental benefits, and $53,947 in respect of the vehicle buyout.

Receipt by Mr. Barrett of the Barrett Severance Amount shall be subject to the execution and non-revocation by him of a release of claims against the Company, its subsidiaries and affiliates, and any and all of their respective owners, partners, board members, employees, agents and other representatives, successors, assigns, and administrators or any other fiduciaries of any employee benefit plan sponsored by the Company or any of its subsidiaries or affiliates.

On August 8, 2017, Herbert M. Gardner and the Company entered into Amendment Number Two to Employment Contract (the “Gardner Amendment”) regarding termination of Mr. Gardner’s employment with the Company upon the closing of the Merger.

Pursuant to the Gardner Amendment, in connection with the termination of his employment, Mr. Gardner shall receive severance payments and benefits equal to $1,984,785 (the “Gardner Severance Amount”), which value shall be allocated as follows:

d.              an amount equal to $540,000 in the aggregate (or $108,000 per annum) in the form of the continued payment of base salary;

e.               an amount equal to $1,004,620 in the aggregate (or $200,924 per annum) in the form of the continued payment of a pre-tax bonus; and

f.                an amount equal to $440,165 in the aggregate in the form of the continued provision of fringe benefits, including $29,380 in respect of medical benefits, $321,680 in respect of insurance, $25,000 in respect of dental benefits, and $64,105 in respect of the vehicle buyout.

Receipt by Mr. Gardner of the Gardner Severance Amount shall be subject to the execution and non-revocation by him of a release of claims against the Company, its subsidiaries and affiliates, and any and all of their respective owners, partners, board members, employees, agents and other representatives, successors, assigns, and administrators or any other fiduciaries of any employee benefit plan sponsored by the Company or any of its subsidiaries or affiliates.

The foregoing description of the Amendments Number Two to Employment Contract and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Barrett Amendment and the Gardner Amendment which are filed as Exhibit 10.2 and 10.3, respectively, to this Form 8-K and incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure.

On August 8, 2017, the Company issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

2.1                               Agreement and Plan of Merger, dated as of August 8, 2017, by and among Supreme Industries, Inc., Wabash National Corporation and Redhawk Acquisition Corporation.

10.1                        Form of Tender and Voting Agreement, dated as of August 8, 2017, by and among Wabash National Corporation, Redhawk Acquisition Corporation and each of the stockholders named therein.

10.2                        Amendment Number Two to Employment Contract, dated as of August 8, 2017, by and between Supreme Industries, Inc. and William J. Barrett.

10.3                        Amendment Number Two to Employment Contract, dated as of August 8, 2017, by and between Supreme Industries, Inc. and Herbert M. Gardner.

99.1                        Press Release, dated August 8, 2017.

Notice to Investors

The Offer described above has not yet commenced.  This filing and the attached exhibits are not an offer to buy nor a solicitation of an offer to sell any of the Company’s securities.  The solicitation and the offer to buy the Shares will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Parent and Purchaser intend to file with the SEC.  In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer.  Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 and related materials with respect to the Offer and the Merger free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the tender offer materials.  Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at http://investor.supremecorp.com/. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/ RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.

Forward-Looking Statements

Statements included in this report that are not a description of historical facts are forward-looking statements.  Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on the Company’s current beliefs and expectations.  These forward-looking statements include without limitation statements regarding the planned completion of the Offer and the Merger. The Company’s actual future results may differ materially from the Company’s current expectations due to the risks and uncertainties inherent in its business.  These risks include, but are not limited to: uncertainties as to the timing of the Offer and the Merger; uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the Company’s business, including those detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC, as well as the tender offer materials to be filed by Parent and Purchaser and the Solicitation/Recommendation Statement to be filed by the Company in connection with the Offer.

The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  All forward-looking statements are qualified in their entirety by this cautionary statement and the date hereof.  All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: August 9, 2017	By:	/s/ Mark D. Weber
Mark D. Weber
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 8, 2017, by and among Supreme Industries, Inc., Wabash National Corporation and Redhawk Acquisition Corporation.

10.1	Form of Tender and Voting Agreement, dated as of August 8, 2017, by and among Wabash National Corporation, Redhawk Acquisition Corporation and each of the stockholders named therein.

10.2	Amendment Number Two to Employment Contract, dated as of August 8, 2017, by and between Supreme Industries, Inc. and William J. Barrett.

10.3	Amendment Number Two to Employment Contract, dated as of August 8, 2017, by and between Supreme Industries, Inc. and Herbert M. Gardner.

99.1	Press Release, dated August 8, 2017.